UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, at the Annual Meeting of Shareholders of Unum Group (the “Company”) held on May 26, 2022 (the “Annual Meeting”), shareholders approved the Unum Group 2022 Stock Incentive Plan (the “2022 Plan”), which replaces the Unum Group Stock Incentive Plan of 2017 for purposes of future grants of long-term incentive awards. The 2022 Plan is intended to allow the Company to attract, retain and motivate officers, employees, directors and/or consultants and to provide the Company with a long-term incentive plan providing incentives directly linked to shareholder value. Awards under the 2022 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and other stock-based awards. The total number of shares of common stock that may be issued pursuant to awards under the 2022 Plan cannot exceed 6,750,000, as subject to adjustment as described in the Company’s 2022 Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022. A description of the terms and conditions of the 2022 Plan is set forth under “Summary of the 2022 Plan” on pages 104 through 109 of the Company's 2022 Proxy Statement, which description is incorporated herein by reference.

The foregoing summary of the 2022 Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2022 Plan filed as Exhibit 99.1 to the Company's Form S-8 filed on May 26, 2022, which is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 26, 2022. Matters submitted to shareholders at the Annual Meeting and voting results were as follows:
Item 1 - Election of Directors. Shareholders elected the twelve director nominees listed below for one-year terms expiring in 2023, based upon the following voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Theodore H. Bunting, Jr.	157,558,122	2,611,491	142,537	17,723,567
Susan L. Cross	159,227,323	951,050	133,777	17,723,567
Susan D. DeVore	159,244,176	936,514	131,460	17,723,567
Joseph J. Echevarria	155,990,492	4,179,866	141,792	17,723,567
Cynthia L. Egan	156,785,455	3,395,419	131,276	17,723,567
Kevin T. Kabat	155,575,640	4,596,948	139,562	17,723,567
Timothy F. Keaney	159,082,398	1,090,340	139,412	17,723,567
Gale V. King	159,768,235	409,434	134,481	17,723,567
Gloria C. Larson	156,603,608	3,575,542	133,000	17,723,567
Richard P. McKenney	159,831,973	339,291	140,886	17,723,567
Ronald P. O'Hanley	158,450,894	1,718,893	142,363	17,723,567
Francis J. Shammo	159,214,816	951,506	145,828	17,723,567
Item 2 - Advisory Vote to Approve Executive Compensation. Shareholders approved, on an advisory basis, the compensation of Unum Group's named executive officers, based upon the following voting results:

For	Against	Abstain	Broker Non-Votes
152,868,008	6,878,151	565,991	17,723,567
Item 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as Unum Group's independent registered public accounting firm for 2022, based upon the following voting results:

For	Against	Abstain	Broker Non-Votes
173,397,739	4,457,836	180,142	0
Item 4 - Approval of the Unum Group 2022 Stock Incentive Plan. Shareholders approved the Unum Group 2022 Stock Incentive Plan, based upon the following voting results:

For	Against	Abstain	Broker Non-Votes
154,045,649	5,918,845	347,656	17,723,567

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 27, 2022	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary